Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

 I, Stephen C. Miller, President of Boulder Growth & Income Fund, Inc. (the “Registrant”), certify that:

1.      The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 7, 2015	/s/ Stephen c. Miller
Stephen C. Miller, President
(Principal Executive Officer)

I, Nicole L. Murphey, Chief Financial Officer, Chief Accounting Officer, Vice President, Treasurer and Asst. Secretary of Boulder Growth & Income Fund, Inc. (the “Registrant”), certify that:

1.      The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 7, 2015	/s/ Nicole L. Murphey
Nicole L. Murphey, Chief Financial Officer, Chief Accounting Officer, Vice President, Treasurer, Asst. Secretary
(Principal Financial Officer)